As filed with the Securities and Exchange Commission on April 7, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PECO II, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1605456
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1376 State Route 598

Galion, Ohio 44833

(419) 468-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Heindel

President and Chief Executive Officer

PECO II, Inc.

1376 State Route 598

Galion, Ohio 44833

(419) 468-7600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of Correspondence to:

Jeremy D. Siegfried, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street, Suite 2800

Columbus, Ohio 43215

(614) 227-2181

(614) 227-2100 (fax)

jsiegfried@porterwright.com

As soon as practicable after this Registration Statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Shares, without par value	18,235,168	$2.02	$36,835,039.36	$3,941.35

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average high and low prices of the Common Shares as reported on the Nasdaq National Market on April 5, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 7, 2006

PRELIMINARY PROSPECTUS

18,235,168 Common Shares

Without Par Value

PECO II, Inc.

1376 State Route 598

Galion, Ohio 44833

(419) 468-7600

On March 28, 2006, we completed the acquisition of the assets that relate to the Telecom Power Division of Delta Products Corporation (“Delta”) in which we issued common shares and a warrant to purchase common shares to Delta. As part of the acquisition, we agreed to register for resale by the selling shareholder the common shares, including common shares issuable upon the exercise of the warrant, that we issued in the acquisition. This prospectus relates to the resale from time to time of these shares of our common shares by the selling shareholder identified in this prospectus.

This prospectus may be used only by the shareholder listed under the section entitled “selling shareholder” in this prospectus for their resale of up to 18,235,168 of our common shares, without par value. The common shares offered by this prospectus may be offered by the selling shareholder from time to time in transactions reported on the Nasdaq Capital Market, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. We will not receive any proceeds from the sale of the shares by the selling shareholder.

Our common shares are traded on the Nasdaq Capital Market under the symbol “PIII.” On April 6, 2006, the last reported sale of our common shares on the Nasdaq Capital Market was $2.01 per share.

YOU SHOULD CONSIDER THE “ RISK FACTORS” BEGINNING ON PAGE 4 BEFORE PURCHASING OUR COMMON SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [•], 2006.

This prospectus incorporates important business and financial information about PECO II, Inc. that is not included or delivered with this document. This information is described in greater detail in the section of this prospectus entitled “Where You Can Find More Information.” In addition, the information is available without charge upon a written or oral request to PECO II, Inc., 1376 State Route 598, Galion, Ohio 44833, Attention: Investor Relations Department, (419) 468-7600.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, along with the more detailed information and financial statements and the notes to the financial statements appearing elsewhere in this prospectus or incorporated by reference in this prospectus, before you decide whether to participate in this offering. When we refer in this prospectus to the “Company,” “we,” “us,” and “our,” we mean PECO II, Inc., an Ohio corporation, together with our subsidiaries and their respective predecessors. This prospectus contains forward-looking statements and information relating to PECO II, Inc. See “Forward-Looking Statements” beginning on page 10.

This prospectus covers the resale of 18,235,168 of our common shares by Delta International Holding Ltd. (“DIH” or the “selling stockholder”).

Our common shares may be offered from time to time by the selling shareholder. We will pay all expenses of the registration. However, any brokers’ or underwriters’ fees or commissions will be paid by the selling shareholder. We will not receive any proceeds from the sale of our common shares by the selling shareholder.

The selling shareholder has not advised us of any specific plans for the distribution of the shares covered by this prospectus. However, we anticipate that the shares will be sold from time to time primarily in transactions on the Nasdaq Capital Market at the then current market price, although sales may also be made in negotiated transactions or otherwise. The selling shareholder and the brokers and dealers through whom the sale of the shares may be made may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 and their commissions or discounts and other compensation may be regarded as underwriters’ compensation. See “Plan of Distribution” on page 12.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The communications market fluctuates and is impacted by many factors, including decisions by service providers regarding capital expenditures and their timing of purchases as well as demand and spending for communications services by businesses and consumers.

After significant deterioration earlier this decade, the global communications market stabilized in 2004 and experienced modest growth in 2005, as reflected in increased capital expenditures by service providers and growing demand for telecommunications services. Although we believe the overall market will continue to grow, the rate of growth could vary and is subject to substantial fluctuations. The specific market segments in which we participate may not experience the growth of other segments. In that case, our business, operating results, and financial condition may be adversely affected. If capital investment by service providers grows at a slower pace than we anticipate, our business, operating results, and financial condition may be adversely affected. The level of demand by service providers can change quickly and can vary over short periods of time, including from month to month.

A small number of customers account for a high percentage of our net sales; there are only a small number of potential major customers in our primary market, and the loss of a key customer could have a negative impact on our operating results and cause our stock price to decline.

In any one quarter, it is typical for us to have three key customers that each account for over 10% of our revenues. In 2005, sales to our ten largest customers accounted for approximately 85% of net sales. We expect that we will continue to be dependent upon a limited number of customers for a significant portion of our revenues in future periods. In addition, almost all of our sales are made on the basis of purchase orders, and most of our customers are not obligated to purchase products or services from us. As a result of this customer concentration, our revenues and operating results may be materially adversely affected by the failure of anticipated orders to materialize or by deferrals or cancellations of orders. In addition, there can be no assurance that revenue from customers that accounted for significant sales in past periods, individually, or as a group, will continue, or if continued, will reach or exceed historical levels in any future period. Further, such customers are concentrated in the communications industry and our future success depends on the capital spending patterns and the continued demand of such customers for our products and services. Additionally, any merger or acquisitions among our customers could impact future orders from such customers.

If we are unable to meet our additional capital needs in the future, we may miss expansion opportunities or find ourselves unable to respond to actions by our competitors, which could impair our competitive position and hurt sales and earnings.

In the future, our competitive position could be impaired if we cannot raise capital when required and therefore we would not be able to take advantage of opportunities to expand our business either internally or through acquisitions. Our sales and earnings could suffer if we do not have the financial resources needed to respond to new product introductions or market price erosion. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current shareholders may be reduced and such equity securities may have rights, preferences or privileges senior to those of our common shareholders. In addition, there can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to take advantage of unanticipated opportunities, develop new or enhanced services or related products or otherwise respond to unanticipated competitive pressures and our business, operating results and financial condition could be materially adversely affected.

We may fail to meet market expectations because of fluctuations in our quarterly operating results, which could cause our stock price to decline.

Our quarterly operating results have in the past and will in the future vary significantly depending on factors such as the timing of significant orders and shipments; capital spending patterns of our customers; changes in the regulatory environment; changes in our pricing or our pricing of our competitors; increased competition; mergers and acquisitions among customers; personnel changes; demand for our products; the number, timing and significance of new product and product enhancement announcements by us and our competitors; our ability to develop, introduce and market new and enhanced versions of our products on a timely basis; and the mix of direct and indirect sales and general economic factors. A significant portion of our revenues have been, and will continue to be, derived from substantial orders placed by large organizations, such as the tier one wireless providers, and the timing of such orders and their fulfillment has caused and will continue to cause material fluctuations in our operating results, particularly on a quarterly basis. Due to the foregoing factors, quarterly sales and operating results have been and will continue to be difficult to forecast. Based upon all of the foregoing, we believe that quarterly sales and operating results are likely to vary significantly in the future and that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Further, it is likely that in some future quarter, our sales or operating results will be below the expectations of public market analysts and investors. In such event, the price of our common stock could be materially adversely affected.

Our pending acquisition of the assets related to Delta’s Telecom Power Division may not result in additional sales from the business supply agreements that we acquired.

On October 13, 2005, we entered into a definitive asset purchase agreement with Delta Products Corporation (“Delta”) to acquire the assets that related to Delta’s Telecom Power Division, consisting of exclusive rights to business supply agreements with wireline and wireless communications providers and related inventory and to assume the liabilities associated therewith of Delta’s U.S. and Canadian service provider business. This acquisition closed on March 28, 2006. There can be no assurance that we will actually realize our projected additional revenue from these business supply agreements, and failure to do so could materially adversely affect our business, results of operation and financial condition.

If we engage in acquisitions, we may experience difficulty assimilating the operations or personnel of the acquired companies, which could threaten the benefits we seek to achieve through acquisitions and our future growth.

If we make additional strategic acquisitions, we could have difficulty assimilating or retaining the acquired companies’ personnel or integrating their operations, equipment or services into our organization, which could disrupt our ongoing business, distract our management and employees and reduce or eliminate the financial or strategic benefits that we sought to achieve through the acquisition and threaten our future growth.

Equipment problems may seriously harm our credibility and have a significant impact on our revenues, earnings and growth prospects.

Communications service providers insist on high standards of quality and reliability from communications equipment suppliers. If we deliver defective equipment, if our equipment fails due to improper maintenance, or if our equipment is perceived to be defective, our reputation, credibility and equipment sales could suffer. Any of these consequences could have a serious effect on our sales, earnings and growth prospects.

We will not remain competitive if we cannot keep up with a rapidly changing market.

The market for the equipment and services we provide is characterized by rapid technological changes, evolving industry standards, changing customer needs and frequent new equipment and service introductions. Failure to keep up with these changes could impair our competitive position and hurt sales, earnings and our prospects for future growth. If we fail to adequately predict and respond to these market changes, our existing products or products in development could become obsolete in a relatively short time frame. Our future success in addressing the needs of our customers will depend, in part, on our ability to timely and cost-effectively:

The market for the equipment and services we provide is characterized by rapid technological changes, evolving industry standards, changing customer needs and frequent new equipment and service introductions. Failure to keep up with these changes could impair our competitive position and hurt sales, earnings and our prospects for future growth. If we fail to adequately predict and respond to these market changes, our existing products or products in development could become obsolete in a relatively short time frame. Our future success in addressing the needs of our customers will depend, in part, on our ability to timely and cost-effectively:

•	respond to emerging industry standards and other technological changes;

•	develop our internal technical capabilities and expertise;

•	broaden our equipment and service offerings; and

•	adapt our products and services to new technologies as they emerge.

The need for our products to obtain certification and the high demand for lab time could reduce our revenue and earnings by impairing our ability to bring new products to markets.

Typically, our products must be compliant with and certified by certain certifying agencies and bodies, including the Underwriters Laboratories, Canadian Safety Agency, European Conformity and, more recently, the Network Equipment Building Standard. Certification typically requires a company to secure lab time to perform testing on the equipment to be certified. The time required to obtain approvals from certifying bodies may result in delays in new product introductions, which could delay or reduce anticipated revenue and earnings from those products.

We will lose revenue opportunities if we do not decrease the time it takes us to fill our customers’ orders.

Unless we increase our manufacturing capacity to meet the increasingly shortened delivery schedules of our customers, we may lose potential sales from existing or new customers. A customer’s selection of power equipment is often based on which supplier can supply the requested equipment within a specified time period.

The market for supplying equipment and services to communications service providers is highly competitive, and, if we cannot compete effectively, our ability to grow our business or even to maintain revenues and earnings at current levels, will be impaired.

Competition among companies that supply equipment and services to communications service providers is intense. A few of our competitors have significantly greater financial, technological, manufacturing, marketing and distribution resources than we do. There can be no assurance that our current or potential competitors will not develop products comparable or superior to those developed by us or adapt more quickly than us to new technologies, emerging industry trends or changing customer requirements. Increased competition may cause us to lose market share or compel us to reduce prices to remain competitive, which could result in reduced gross margins. This could impair our ability to grow or even to maintain our current levels of revenues and earnings.

A significant downturn in the general economy could adversely affect our revenue, gross margin, and earnings.

Our business could be unfavorably affected by changes in national or global economic conditions, including inflation, interest rates, availability of capital markets, consumer spending rates, and the effects of governmental plans to manage economic conditions. The demand for many of our products and services is strongly correlated with the general economic conditions and with the level of business activity of our customers. Economic weakness and constrained customer spending has resulted in the past, and may result in the future, in decreased revenue, gross margin, earnings, or growth rates. We also have experienced, and may experience in the future, gross margin declines reflecting the effects of increased pressure for price concessions as our customers attempt to lower their cost structures. In this environment, we may not be able to reduce our costs sufficiently to maintain our margins.

Our products are dependent in part upon our proprietary technology.

Our ability to compete is dependent in part upon our proprietary technology. We rely on a combination of patents, trade secret, copyright and trademark laws, nondisclosure and other contractual agreements and technical measures to protect our proprietary rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use the information that we regard as proprietary.

There can be no assurance that the steps taken by us to protect our proprietary information will prevent misappropriation of such technology, and such protections may not preclude competitors from developing products with functionality or features similar to our products. While we believe that our products and trademarks do not infringe upon the proprietary rights of third parties, there can be no assurance that we will not receive future communications from third parties asserting our products infringe, or may infringe, the proprietary rights of third parties. Any such claims could be time-consuming, result in costly litigation and diversion of technical and management personnel, cause product shipment delays, or require us to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. In the event of a successful claim of product infringement against us and we fail or are unable to develop non-infringing technology or license the infringed or similar technology, our business, operating results and financial condition could be materially adversely affected.

Failure to attract and retain qualified personnel may result in difficulties in managing our business effectively and meeting revenue growth objectives.

Our success in efforts to grow our business depends on the contributions and abilities of key executive, operating officers, and other personnel. If we are unable to retain and motivate our existing employees and attract qualified personnel to fill key positions, we may not be able to manage our business effectively, including the development of both existing and new products and services. Success in meeting our revenue and margin objectives also depends in large part on our ability to attract, motivate, and retain highly qualified personnel in sales and information management positions. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting, motivating, and retaining such personnel. Any inability to hire and retain salespeople or any other qualified personnel, or any loss of the services of key personnel, could harm our business.

There is a limited market for trading in our common stock and our stock price has been volatile.

Although we are listed on the Nasdaq Capital Market, there can be no assurance that an active or liquid trading market in our common shares will continue. The market price of our common shares is likely to be volatile and may be significantly affected by factors such as actual or anticipated fluctuations in our operating results; announcements of technological innovations, new products or new contracts by us or our competitors; developments with respect to copyrights or proprietary rights; general market conditions; and other factors.

Ownership of our common stock is concentrated among a few shareholders, who may be able to exert substantial influence over our company.

Our present officers and directors own outright approximately 28.8% of our common stock as of February 28, 2006. In particular, Messrs. Matthew P. Smith and James L. Green, and their respective affiliates, own outright approximately 23.6% of our common stock as of February 28, 2006. In addition, as of March 28, 2006, the date of the closing of the transactions contemplated by the Asset Purchase Agreement, Delta owns outright 4,740,375 shares or approximately 17.5% of our common shares and has a warrant to purchase such number of shares that, when aggregated with the 4,740,275 shares, will represent 45% of our issued and outstanding shares of capital stock measured as of five business days before the exercise of the warrant. As a result, these shareholders are able to exercise significant influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such ownership may have the effect of delaying or preventing a change in control of our company.

We may be subject to certain environmental and other regulations.

Some of our operations use substances regulated under various federal, state, local and international environmental and pollution laws, including those relating to the storage, use, discharge, disposal and labeling of, and human exposure to, hazardous and toxic materials. Compliance with current or future environmental laws and regulations could restrict our ability to expand our facilities or require us to acquire additional expensive equipment, modify our manufacturing processes or incur other significant expenses. In addition, we could incur costs, fines and civil or criminal sanctions, third party property damage or personal injury claims or could be required to incur substantial investigation or remediation costs, if we were to violate or become liable under any environmental laws. Liability under environmental laws can be joint and several and without regard to comparative fault. There can be no assurance that violations of environmental laws or regulations have not occurred in the past and will not occur in the future as a result of our inability to obtain permits, human error, equipment failure or other causes, and any such violations could harm our business and financial condition.

If we are unable to successfully address the material weakness in our internal controls, our ability to report our financial reports on a timely and accurate basis may be adversely affected.

In connection with the preparation of Annual Report on Form 10-K for year ended December 31, 2004, we identified a material weakness in our internal control over financial reporting. The identified material weakness in our internal control over financial reporting relates to insufficient controls over the identification of relevant revenue recognition issues in our contracts with our customers and resulted in adjustments being recorded in our financial statements for the year ended December 31, 2004. Our management discussed the material weakness with our former independent registered public accounting firm, KPMG LLP, and the Audit Committee of our Company’s Board of Directors on March 25, 2005.

Throughout 2005, we have continued to implement improvements in this area to attempt to eliminate this material weakness. Such remediation efforts include:

•	the review of all new customer contracts by senior management;

•	communication to internal parties of contract clauses which affect financial statements;

•	implementation of processes affecting revenue recognition; and

•	the retention in November 2005 of an external consultant to assist in review of risk assessment with relation to contracts and revenue recognition.

Although we believe that there has been significant improvement in the operation of our internal controls over financial reporting since the identification of the material weakness, we believe that the material weakness has not been fully remediated to date. The material weakness will not be considered fully remediated until the procedures resulting from the remediation effort associated with our external consultant, are fully implemented, operate for a period of time, are tested, and we conclude that such procedures are operating effectively. If we are unable to successfully address the identified material weaknesses in our internal controls, our ability to report financial results on a timely and accurate basis may be adversely affected.

There are inherent limitations in all control systems, and misstatements due to error or fraud may occur and not be detected.

While we continue to take action to ensure compliance with the disclosure controls and other requirements of the Sarbanes-Oxley Act of 2002 and the related Securities and Exchange Commission and Nasdaq rules, there are inherent limitations in our ability to control all circumstances. There is no guarantee that our internal controls and disclosure controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be evaluated in relation to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should rely only on the information contained in this document or to documents that we have referred you to. We have not authorized anyone to provide you with any additional information.

The following documents, which have been filed by us with the Securities and Exchange Commission (SEC file number 0-31283), are incorporated by reference into, and considered to be a part of, this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 24, 2006;

•	our amended Current Report on Form 8-K/A, dated October 13, 2005, originally filed with the Commission on October 19, 2005, as amended on January 20, 2006, and our Current Report on Form 8-K, dated March 28, 2006, and filed on April 3, 2006; and

•	the description of our common shares without par value, which is contained in our Form 8-A (Registration No. 0-31283) filed with the Securities and Exchange Commission on August 8, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to termination of the offering of the common shares offered hereby shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective date of filing of such documents with the Securities and Exchange Commission.

Any statement contained herein, or any document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement and this prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of the registration statement or this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference. This prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits thereto, unless such exhibits are specifically incorporated by reference in such documents) are available without charge, upon written or oral request by any person to whom this prospectus has been delivered, by directing such request to PECO II, Inc., 1376 State Route 598, Galion, Ohio 44833, Attention: Investor Relations Department, (419) 468-7600.

We must comply with the informational requirements of the Securities Exchange Act of 1934 and its rules and regulations. Under the Securities Exchange Act of 1934, we must file reports, proxy statements, and other information with the Securities and Exchange Commission. Copies of these reports, proxy statements, and other information can be inspected and copied at:

Public Reference Room

Securities and Exchange Commission

100 F Street, N.E.

Room 1580

Washington, DC 20549

You may obtain information on the operation of the Public Conference Room by calling the Commission at 1-800-SEC-0330. You may also obtain copies of our materials by mail at prescribed rates from the Public Reference Room at the address noted above. Finally, you may obtain these materials electronically by accessing the Commission’s home page on the Internet at http://www.sec.gov.

We have filed a registration statement on Form S-3 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to our common shares to be offered by this prospectus. This prospectus constitutes our prospectus filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because selected parts of the registration statement are omitted in accordance with the Commission’s rules and regulations. The registration statement and its exhibits are available for inspection and copying as set forth above.

All information contained in this prospectus regarding PECO II, Inc. was supplied by us, and all information contained in this prospectus regarding the selling shareholder was supplied by Delta International Holding Ltd. (“DIH”) or its affiliates. Neither PECO II, Inc., nor the selling shareholder can warrant the accuracy or completeness of information relating to the other party.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements relating to our business, which involve risks and uncertainties. Forward-looking statements contained herein or in other statements made by us are made based on our management’s expectations and beliefs concerning future events impacting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by forward-looking statements. We believe that the following factors, among others, could affect our future performance and cause our actual results to differ materially from those expressed or implied by forward-looking statements made by us or on our behalf:

•	general economic, business and market conditions;

•	competition;

•	decreases in spending by our communications industry customers;

•	consolidation in the telecommunication industry;

•	the loss of a major customer or customers;

•	our ability to identify, consummate and integrate the operations of suitable acquisition targets;

•	the impact of changing global, political and economic conditions;

•	our ability to expand our international operations;

•	our relations with our employees;

•	our ability to meet the high standards of quality and reliability that communications service providers expect from communications equipment suppliers;

•	variability in our operating results;

•	our ability to attract and retain key personnel;

•	our ability to keep up with the rapid technological changes, evolving industry standards, changing customer needs and frequent new equipment and service introductions in the communications industry; and

•	our ability to protect our proprietary information.

In addition, in this prospectus, we use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

The proceeds from the sale of the shares offered by this prospectus will be received directly by the selling shareholder. We will not receive any proceeds from the sale of the shares offered by this prospectus.

SELLING SHAREHOLDER

In consideration of our acquisition of the assets that relate to Delta’s Telecom Power Division pursuant to an Asset Purchase Agreement, dated October 13, 2005 (the “Asset Purchase Agreement”), on March 28, 2006, we issued to Delta 4,740,375 of our common shares (the “Primary Shares”) and a warrant (the “Warrant”) to purchase that number of shares that, when aggregated with the Primary Shares, will represent 45% of the issued and outstanding shares of our capital stock, measured as of the date five business days prior to the exercise of the Warrant at an exercise price of $2.00 per share, exercisable immediately upon issuance and until the date that is 30 months following March 28, 2006.

Immediately following the closing of the acquisition, pursuant to several inter-company sales and transfer transactions, the Primary Shares and the Warrant were ultimately transferred to DIH, which is an affiliate of Delta.

Pursuant to the terms of the acquisition and a registration rights agreement between us and Delta, we have filed with the Commission under the Securities Act a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares of common stock by the selling shareholder from time to time.

The selling shareholder has the following material relationships with us as an affiliate of Delta and Delta Electronics, Inc. (“DEI”).

On March 28, 2006, we entered into a supply agreement (the “Supply Agreement”) with DEI, an affiliate of Delta and DIH, pursuant to which DEI grated to us the right to purchase and incorporate DEI modules into our systems and to market, promote, sell and distribute DEI modules, PECO II systems and/or DEI systems to our customers in the U.S. and Canadian markets. The rights described above shall be exclusive to us for a period of 24 months from the effective date of the Supply Agreement. The term of the Supply Agreement is 30 months.

Concurrent with the execution of the Asset Purchase Agreement, we, together with certain of our Board members and executive officers who are significant holders of our capital stock, and Delta entered into a voting agreement (the “Voting Agreement”), pursuant to which, at the closing of the asset acquisition, our Board of Directors appointed Albert Chang, Delta’s designee, to fill our existing Class II director vacancy. As long as Delta or an affiliate holds or has the right to acquire at least 5% of our capital stock, Delta has the right to choose a designee for election to our Board of Directors as part of our management slate of nominees for inclusion in our proxy materials relating to the election of directors. In addition, each significant holder agrees to vote his or her shares of our capital stock to elect Delta’s designee as a member of our Board of Directors and Delta agrees to vote all of its shares of our capital stock to elect our designees as members of our Board of Directors. Pursuant to the terms of the Voting Agreement, Delta has the right to designate a board observer to attend all of our Board of Directors meetings in a non-voting capacity. The Voting Agreement terminates on the earlier of:

•	the written agreement of Delta and us;

•	the date Delta, or any of its affiliates (other than PECO II), no longer holds or has the right to acquire at least 5% of our outstanding voting stock;

•	the date Delta, alone or together with any of its affiliates (other than PECO II) holds 45% or more of our issued and outstanding voting capital stock;

•	the consummation of a business transaction the result of which is that our shareholders (other than Delta and its affiliates) immediately preceding such transaction hold less than 50% of the equity interests of the surviving or resulting entity of such transaction; or

•	the sale of all or substantially all of our assets.

The shares of common stock are being registered to permit public secondary trading of the shares, and the selling shareholder may offer the shares for resale from time to time. See “Plan of Distribution” below.

Information regarding beneficial ownership of our common stock by the selling shareholder as of March 31, 2006 follows. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, the selling shareholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholder. The selling shareholder may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. The table assumes that the selling shareholder sells all shares offered under this prospectus. We can make no assurance as to how many of the shares offered will in fact be sold by the selling shareholder.

Name of Selling Shareholder	Shares beneficially owned prior to the offering		Shares being offered	Shares beneficially owned after the offering
Delta International Holding Ltd.	18,235,168	(1)	18,235,168	0

(1)	Includes 13,494,793 shares that may be acquired by exercising the Warrant.

PLAN OF DISTRIBUTION

The selling shareholder of our common stock and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with sales of the shares of common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholder without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

EXPERTS

The consolidated financial statements and schedule of PECO II, Inc. at December 31, 2005, and for the year then ended, appearing in our Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Battelle and Battelle LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of PECO II, Inc. at December 31, 2004, and for the year then ended, have been incorporated by reference into this prospectus from our Form 10-K for the fiscal year ended December 31, 2005, in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is also incorporated by reference to this prospectus, and upon the authority of KPMG LLP as experts in accounting and auditing.

The consolidated financial statements of PECO II, Inc. for the year ended December 31, 2003 have been incorporated by reference into this prospectus from our Form 10-K for the fiscal year ended December 31, 2005, in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, which is also incorporated by reference to this prospectus, and upon the authority of Grant Thornton LLP as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares offered hereby has been passed upon for us by Porter, Wright, Morris & Arthur LLP, 41 South High Street, Columbus, Ohio 43215.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$3,941
Legal Fees and Expenses	$15,000
Accounting Fees	$21,000
Miscellaneous	$1,059

Total	$41,000

Item 15.	Indemnification of Directors and Officers.

Section 1701.13 of the Ohio Revised Code of the State of Ohio sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 1701.13 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13 establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Under certain circumstances provided in Article IX of the Registrant’s Amended and Restated Articles of Incorporation, and subject to Section 1701.13 of the Ohio Revised Code (which sets forth the conditions and limitations governing the indemnification of officers, directors and other persons), the Registrant will indemnify any Director or officer or any former Director or officer of the Registrant against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such Director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

The Registrant has entered into indemnity agreements (the “Indemnity Agreements”) with the current directors and executive officers of the Registrant and expects to enter into similar agreements with any director or executive officer elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnity Agreements, the Registrant will indemnify a director or executive officer of the Registrant (the “Indemnitee”) if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a director or executive officer of the Registrant, or is or was serving at the request of the Registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. Indemnity is only available if the Indemnitee acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnity Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the Registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnity Agreements provide various procedures and presumptions in favor of the Indemnitee’s right to receive indemnification under the Indemnity Agreement.

Under the Registrant’s Director and Officer Liability Insurance Policy, each director and certain officers of the Registrant are insured against certain liabilities, including liabilities arising under the Securities Act.

Item 16.	Exhibits.

Exhibit Number	Exhibit Description

4(a)	Amended and Restated Articles of Incorporation (Reference is made to Exhibit 3.1(i) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

4(b)	Amended and Restated Code of Regulations (Reference is made to Exhibit 3.1(ii) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)*	Consent of Battelle & Battelle LLP.

23(c)*	Consent of KPMG LLP.

23(d)*	Consent of Grant Thornton LLP.

24*	Power of Attorney.

*	Filed with this Registration Statement

Item 17.	Undertakings.

The undersigned hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Galion, State of Ohio, on April 7, 2006.

PECO II, Inc.

/s/ John G. Heindel
John G. Heindel, President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* James L. Green James L. Green	Chairman of the Board and Director	April 7, 2006

/s/ John G. Heindel John G. Heindel	President, Chief Executive Officer and Director (Principal Executive Officer)	April 7, 2006

/s/ Sandra A. Frankhouse Sandra A. Frankhouse	Chief Financial Officer, Secretary, and Treasurer (Principal Financial and Accounting Officer)	April 7, 2006

Albert Chang	Director	April 7, 2006

* George J. Dallas George J. Dallas	Director	April 7, 2006

* E. Richard Hottenroth E. Richard Hottenroth	Director	April 7, 2006

* Trygve A. Ivesdal Trygve A. Ivesdal	Director	April 7, 2006

* Mark R. McBride Mark R. McBride	Director	April 7, 2006

* R. Louis Schneeberger R. Louis Schneeberger	Director	April 7, 2006

* Matthew P. Smith Matthew P. Smith	Director	April 7, 2006

* Thomas R. Thomsen Thomas R. Thomsen	Director	April 7, 2006

*By	/s/ Sandra A. Frankhouse
Sandra A. Frankhouse, Chief Financial Officer, Secretary, and Treasurer

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PECO II, Inc.

EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4(a)	Amended and Restated Articles of Incorporation (Reference is made to Exhibit 3.1(i) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

4(b)	Amended and Restated Code of Regulations (Reference is made to Exhibit 3.1(ii) to the Registration Statement on Form S-1 (Registration No. 333-37566), filed with the Securities and Exchange Commission on May 22, 2000, and the amendments thereto, and incorporated herein by reference).

5	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)	Consent of Battelle & Battelle LLP.

23(c)	Consent of KPMG LLP.

23(d)	Consent of Grant Thornton LLP.

24	Power of Attorney.